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                                                                   EXHIBIT 23.3


              [LETTERHEAD OF GRA THOMPSON WHITE & COMPANY, P.C.]



                                 July 23, 1999


CONSENT OF GRA THOMPSON WHITE & COMPANY, P.C.


     In connection with the proposed merger of Premier Bancshares, Inc. and Riva Bancshares, Inc., the undersigned, acting as an independent financial advisor to the common shareholders of Premier Bancshares, Inc. hereby consents to the reference to our firm and our fairness opinion in the Form S-4 Registration Statement and to the inclusion of our fairness opinion as an appendix to the S-4 Registration Statement.


                                 GRA THOMPSON WHITE & COMPANY, P.C.

                                 By: /s/ Terry W. White
                                    __________________________

                                 Title:  Vice President
                                       _______________________